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                                                                   EXHIBIT 99.1
                                                                   NEWS RELEASE
NCO portfolio(TM)
For further information:

At NCO Portfolio Management, Inc.       At FRB/Weber Shandwick
Michael J. Barrist,                     Joe Calabrese (General)
Chairman and CEO                        Judith Sylk-Siegel (Media)
(215) 793-9300                          Nicole Engel (Analysts)
Richard J. Palmer,                      (212) 445-8400
SVP, Finance and CFO
(410) 594-7000 x 4525
email: rick.palmer@ncogroup.com

For Immediate Release

         NCO PORTFOLIO MANAGEMENT, INC. ANNOUNCES THIRD QUARTER RESULTS
                       WITH NET INCOME OF $0.20 PER SHARE

BALTIMORE, MD, November 6, 2001 - NCO Portfolio Management, Inc.
("NCPM")(Nasdaq: NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that during the third quarter of 2001 it achieved net income of $0.20 per share, on a diluted basis.

Total collections on purchased receivables for the third quarter of 2001 were $28.4 million. Revenue in the third quarter of 2001 was $16.2 million and income from operations was $6.5 million. During the third quarter of 2001, net income was $2.7 million, or $0.20 per share, on a diluted basis.

Total collections for the nine months ended September 30, 2001 were $78.1 million. Revenue was $46.7 million and income from operations was $21.2 million. For the nine months ended September 30, 2001, net income was $9.6 million, or $0.76 per share, on a diluted basis.

Operating expenses were $9.7 million in the third quarter of 2001 of which $7.3 million represented servicing fees paid for collection activities including contingency legal fees. It is important to note that servicing fees are paid as a percentage of collections and not as a function of revenue. Servicing fees as a percentage of collections for the third quarter of 2001 were 26%. All of the servicing fees for the quarter ended September 30, 2001 were paid to NCO Group, Inc. ("NCOG")(Nasdaq: NCOG). NCOG owns approximately 63% of the outstanding common stock of the company.

On an ongoing basis, management reviews the expected future cash flows of each portfolio to assess the carrying value of the asset as well as the expected return on the asset. With a typical portfolio, the future cash flows are expected to recover the cost of the asset plus provide a return. Over time, this return is recognized as revenue. If, based on current circumstances, the estimates are changed, the rate at which revenue is recognized will also change. If the future estimated cash flows are not sufficient to recover the remaining carrying value of a portfolio, an impairment has occurred and the portfolio must be written down to its net realizable value.

Total collections for the month of September 2001 were significantly lower than anticipated due to the terrorist attacks of September 11, 2001. This shortfall of collections had the effect of lowering the expected future collections on all portfolios. On ten portfolios acquired over a year ago, the reductions in future collections were significant enough, even when taken into account with normal ongoing adjustments, to create deemed impairments, and accordingly, the portfolios were written down to their net realizable values. These ten portfolios were all purchased during a better economic environment and normal, ongoing adjustments to projected collections did not anticipate the tougher collection environment as further aggravated by September shortfalls. Going forward, all collections on those portfolios will be applied to reduce the carrying value, with no revenue being recognized until the carrying value is fully recovered. The impairment recorded during the third quarter was approximately $1.3 million, which represented 0.9% of the carrying value of all the portfolios and $0.06 per diluted share after tax.

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Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive
Officer, stated, "In response to the tragic events of September 11th, NCO Portfolio worked closely with the servicing team at NCO Group to assure that our contacts with consumers were handled in a responsible manner. Our collection results for September fell below our original expectations, but I am very pleased that NCO Portfolio was still able to achieve a relatively high level of profitability for the quarter. While we are encouraged by the improved collections we have seen during October and November to date, we must also take into consideration the fact that some of the improved collections during October could have rolled over from September and that current economic data indicates a substantial slowing in consumer spending patterns. Because of the lack of visibility caused by these factors, we will not be able to provide investor guidance for the fourth quarter and year 2002 at this time. We anticipate that as we move through November and obtain a better understanding of the quarter, we will be able to update investors."

The company also announced that it will host an investor conference call on Wednesday, November 7, 2001 at 10:00 a.m., ET, to address the items discussed in this press release for the third quarter earnings in more detail and to allow the public an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 867-0448 (domestic callers) or (303) 262-2127 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing
(800) 405-2236 (domestic callers) or (303) 590-3000 (international callers) and providing the pass code 408416.

NCO Portfolio Management, Inc. is a leading purchaser and manager of delinquent accounts receivable.

                        --------------------------------

Certain statements in this press release, including, without limitation, statements as to NCO Portfolio's or management's outlook as to financial results in 2001 and beyond, statements as to the effects of the terrorist attacks and the economy on NCO Portfolio's business, statements as to NCO Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future accounts receivable purchases, risks related to the company's debt, risks related to the recoverability of the purchased accounts receivable, risks related to the use of estimates, risks related to the availability to purchase accounts receivable at favorable prices in the open market, risks related to regulatory oversight, risks related to historical financial statements of Creditrust, risks related to the retention of its senior management team, risks related to securitization transactions, risks related to the fluctuation in quarterly results, risks related to NCOG's ownership control of the company, risks related to the dependency on NCOG for its collections, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on April 2, 2001, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.

                        --------------------------------
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                         NCO Portfolio Management, Inc.
                        Unaudited Selected Financial Data
                    (in thousands, except per share amounts)

Statements of Income:
                                                  For the Three Months Ended September 30,  For the Nine Months Ended September 30,
                                                  ----------------------------------------  ---------------------------------------
                                                         2000                  2001                2000                 2001
                                                       --------             --------             --------             --------
Revenue                                                $  3,985             $ 16,189             $  7,712             $ 46,723

Operating costs and expenses:
   Payroll and related expenses                              74                  525                  222                1,333
   Servicing fee expenses                                 1,783                7,347                3,302               20,693
   Selling, general and administrative expenses              35                  412                   57                1,507
   Amortization expense                                      --                   75                   --                  175
   Impairment of purchased accounts receivable               --                1,321                   --                1,784
                                                       --------             --------             --------             --------
                                                          1,892                9,680                3,581               25,492
                                                       --------             --------             --------             --------
                                                          2,093                6,509                4,131               21,231
Other income (expense):
   Interest and investment income                            --                   41                   --                  159
   Interest expense                                        (379)              (2,226)                (826)              (6,099)
                                                       --------             --------             --------             --------
                                                           (379)              (2,185)                (826)              (5,940)
                                                       --------             --------             --------             --------
Income before income tax expense                          1,714                4,324                3,305               15,291

Income tax expense                                          643                1,621                1,239                5,734
                                                       --------             --------             --------             --------

Net income                                             $  1,071             $  2,703             $  2,066             $  9,557
                                                       ========             ========             ========             ========

Net income per share:
     Basic                                             $   0.12             $   0.20             $   0.24             $   0.76
                                                       ========             ========             ========             ========
     Diluted                                           $   0.12             $   0.20             $   0.24             $   0.76
                                                       ========             ========             ========             ========

Weighted average shares outstanding:
     Basic                                                8,599               13,576                8,599               12,636
     Diluted                                              8,599               13,576                8,599               12,636

 Selected Balance Sheet Information:
                                                        As of December 31,   As of September 30,
                                                               2000                 2001
                                                               ----                 ----
Cash and cash equivalents                                    $    --             $  6,505
Purchased accounts receivable                                 31,480              141,653
Total assets                                                  32,146              154,670

Securitized debt                                                  --               49,940
Non-securitized debt                                          23,377               47,130
Shareholders' equity                                           3,829               54,347


 Other Selected Financial Information:                   For the Three         For the Nine
                                                          Months Ended         Months Ended
                                                       September 30, 2001   September 30, 2001
                                                       ------------------   ------------------

Collections                                                  $28,384              $78,060
                                                             =======              =======

Revenue                                                      $16,189              $46,723
                                                             =======              =======
Revenue as a percentage of collections                            57%                  60%

Amortization of purchased receivables                        $12,195              $31,337
                                                             =======              =======
Amortization as a percentage of collections                       43%                  40%

Servicing fee expenses                                       $ 7,347              $20,693
                                                             =======              =======
Servicing fee expenses as a percentage of collections             26%                  27%